                                                                  Exhibit (d)(9)



                      ADDENDUM NO. 8 TO ADVISORY AGREEMENT


     This Addendum No. 8, dated as of the __ day of _________, 2002, is entered into between THE GALAXY FUND, a Massachusetts business trust, located in Boston, Massachusetts ("Galaxy"), and FLEET INVESTMENT ADVISORS INC., a New York corporation, located in Boston, Massachusetts (the "Adviser").

     WHEREAS, Galaxy and the Adviser have entered into an Advisory Agreement dated as of May 19, 1994, which was extended to additional investment portfolios of Galaxy by Addendum No. 1 dated as of December 1, 1995, Addendum No. 2 dated as of March 3, 1998, Addendum No. 3 dated as of September 18, 1998, Addendum No. 4 dated as of June 23, 2000, Addendum No. 5 dated as of September 5, 2000, Addendum No. 6 dated as of August 27, 2001 and Addendum No. 7 dated as of _____, 2002 (the "Advisory Agreement"), pursuant to which Galaxy appointed the Adviser to act as investment adviser to Galaxy for its Money Market Fund, Government Fund, Tax-Exempt Fund, U.S. Treasury Fund, Institutional Government Money Market Fund, Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund, Rhode Island Municipal Bond Fund, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Small Company Equity Fund, Asset Allocation Fund, Growth and Income Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Small Cap Value Fund, New Jersey Municipal Bond Fund, Strategic Equity Fund, Prime Reserves, Government Reserves, Tax-Exempt Reserves, Institutional Money Market Fund, Institutional Treasury Money Market Fund, Florida Municipal Bond Fund, Intermediate Tax-Exempt Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund, Growth Fund II, Pan Asia Fund, Pennsylvania Municipal Bond Fund, Large Cap Value Fund, Large Cap Growth Fund and New York Municipal Money Market Fund (each a "Fund");

     WHEREAS, Galaxy has notified the Adviser that it has established three new portfolios, namely the New Jersey Municipal Money Market Fund, Florida Municipal Money Market Fund and Institutional Prime Money Market Fund (the "New Funds"), and that it desires to retain the Adviser to act as the investment adviser therefor, and the Adviser has notified Galaxy that it is willing to serve as investment adviser for the New Funds;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. APPOINTMENT. Galaxy hereby appoints the Adviser to act as investment adviser to Galaxy for the New Funds for the period and on the terms set forth in the Advisory Agreement. The Adviser hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

     2. COMPENSATION. For the services provided and the expenses assumed pursuant to the Advisory Agreement with respect to the New Funds, Galaxy will pay the Adviser and the Adviser will accept as full compensation therefor fees, computed daily and paid monthly, based on the net assets of the New Funds, considered separately on a per-Fund basis, at the annual rate of: (1) .40% of the first $750,000,000 of net assets of each of the New Jersey Municipal Money Market Fund and Florida Municipal Money Market Fund plus .35% of the net assets of each such Fund in excess of $750,000,000, and (2) .20% of the net assets of the Institutional Prime Money Market Fund.

     3. CAPITALIZED TERMS. From and after the date hereof, the term "Fund" as used in the Advisory Agreement shall be deemed to include the New Funds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

     4. MISCELLANEOUS. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                                THE GALAXY FUND


                                                By:
                                                   -----------------------
                                                Name: John T. O'Neill
                                                Title:President

                                                FLEET INVESTMENT ADVISORS INC.


                                                By:
                                                     ---------------------
                                                Name:  Keith T. Banks
                                                Title: President


                                       2